Exhibit 5.1

March 13, 2026

Option Therapeutics Inc.

680 W. Nye Lane

Suite 201

Carson City, Nevada 89703

Option Therapeutics Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Option Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-292936) filed by the Company (the “Registration Statement”) on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 2,090,909 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), including up to 272,727 shares of Common Stock subject to the underwriters’ over-allotment option (the “Shares”), to be sold by the Company (the “Offering”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and ThinkEquity LLC, as representative of the several underwriters named therein. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)  the Registration Statement, including the exhibits therewith;

(b)  the prospectus contained in the Registration Statement (the “Prospectus”); and

(c)  the form of Underwriting Agreement.

In addition, we have examined and relied upon the following:

(i)  the resolutions of the Company’s Board of Directors (the “Board”) authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares by the Company (collectively, the “Authorizing Resolutions”);

(ii)  the form of amended and restated certificate of incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the Offering, filed as Exhibit 3.1 to the Registration Statement;

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(iii)  the form of amended and restated bylaws of the Company to be in effect at the time of the consummation of the Offering, filed as Exhibit 3.2 to the Registration Statement; and

(iv)  originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinion

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following:

(a)  Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company as set forth in the Underwriting Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)  Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)  Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Underwriting Agreement are genuine. All individuals who will sign the Underwriting Agreement have the legal capacity to execute the Underwriting Agreement.

(d)  Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that, upon the effectiveness of the amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware, substantially in the form filed as Exhibit 3.1 to the Registration Statement , when (a) the Authorizing Resolutions have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) such Shares has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and the Underwriting Agreement, and (e) such consideration per Share is not less than the amount specified in the applicable Authorizing Resolutions, such Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinion

Our opinion is limited to Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinion is based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement the opinion subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP